Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 19, 2021 (except for the third paragraph in Note 1, and Note 17, as to which the date is May 24, 2021), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-255754) and related Prospectus of Day One Biopharmaceuticals Holding Company, LLC, for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

May 26, 2021